EXHIBIT 10.3

Translation Copy

Investment Cooperation Agreement

The Investment Cooperation Agreement (hereinafter referred to as “Agreement”) is entered into by and among:

Party A: Sinotech Group Limited

Party B: Ningbo Hengyun Energy Technology Co., Ltd

Party C: Ningbo Keyuan Plastic Co., Ltd

In accordance with the competent laws and regulations of the People’s Republic of China and in conformance with the principles of friendly cooperation and mutual benefit, the three Parties (collectively hereinafter referred to as “Partners”) hereto agree on the terms and conditions hereunder about the injection of capital into Guangxi Keyuan New Materials Co., Ltd (hereinafter referred to as “Guangxi Keyuan”) through friendly negotiation.

Article 1 Amounts and forms of capital contribution made by partners

The collective investors agree to invest in Guangxi Keyuan (the main body of the investment project) on a pro rata basis.

Partners’ capital contribution

Party A, Party B and Party C, all being shareholders of Guangxi Keyuan, will respectively subscribe a capital contribution of 42.12%, 32.88% and 25% therein.

Description of shareholding details

On September 16th, 2015, Party A transferred its 32.88% (equivalent to foreign currency worth of RMB 198,284,300) of equity interest in Guangxi Keyuan to Party B. After the finalization of the transfer, Party A holds 42.12% of equity interest in Guangxi Keyuan, and its contribution of registered capital in the foreign currency equivalent to RMB 254,055,700 has been paid up in full; Party B holds 32.88% of equity interest in Guangxi Keyuan, and its contribution of registered capital in the foreign currency equivalent to RMB 198,284,300 will be paid up before December 31, 2016 as agreed upon by Party A, Party B and Party C; Party C holds 25% of equity interest in Guangxi Keyuan, and its contribution of registered capital in the foreign currency equivalent to RMB 15,078 has been paid up in full.

Article 2 Profit distribution plans and plans to cover losses

The profits shall be distributed and the losses shall be covered in proportion to the respectively contributed capital by the partners.

The partners shall be held responsible and accountable for the partnership to the extent of respectively contributed capital. The partners shall be held responsible and accountable for Guangxi Keyuan to the extent of the total amount of respectively contributed capital.

The shares and the derivatives arising from the contributed capital by the partners shall be the common properties of the partners in proportion to the respectively contributed capital.

The partners shall be entitled to the properties in proportion to the respectively contributed capital after the shares jointly invested in Guangxi Keyuan is transferred.

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Article 3 Conduct of partnership affairs

1.	Party B, upon the appointment of the partners, shall conduct the partnership affairs, including but not limited to:

(1)	Perform its rights and fulfill its obligations as a limited responsibility company during its conduct of registration when registered item needs changed as agreed upon by the partners pursuant to laws and regulations;

(2)	Perform its rights and fulfill its obligations as a shareholder of the limited responsibility company;

(3)	Collect fruits generated in the process of the partnership, and dispose of the fruits in accordance with the terms and conditions herein;

(4)	Conduct financing affairs necessary for projects of Guangxi Keyuan;

(5)	Act in the behalf of Guangxi Keyuan in dealing with outside parties;

2.	The investors who do not participate in the conduct of partnership affairs shall be entitled to review the status of the partnership affairs conducted. Party B shall report the operating and financial conditions of the partnership to the other investors who do not participate in the conduct of partnership affairs;

3.	All incomes generated from Party B’s conduct of partnership affairs shall belong to the partners, and the losses or civil liabilities incurred therefrom shall be borne by the partners;

4.	If any loss is caused to the other investors due to Party B’s misconduct or due to its failure to observe the terms and conditions herein, Party B shall be liable for damages;

5.	The other investors may object to the conduct of a partnership affair by Party B. Where an objection is raised, the execution of such affair shall be suspended. If there is a dispute, such dispute may be decided by the partners;

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6.	The following matters related to the partnership shall be subject to unanimous consent by the partners:

(1)	Transfer the shares jointly invested in Guangxi Keyuan;

(2)	Pledge of the shares jointly invested in Guangxi Keyuan;

(3)	Re-appoint the party responsible for conducting of the partnership affairs;

7.	Party B shall, with Guangxi Keyuan as the main body, to raise necessary funds other than the registered capital in the total investment from financial institutions in China to solve the financing issues of the project.

Article 4 Transfer of capital contribution

1.	Transfer of his share of capital contribution in the partnership by a partner to a person other than a partner, whether in whole or in part, shall be subject to unanimous consent by the partners;

2.	In the event of transfer of share of capital contribution in the partnership between the partners, whether in whole or in part, the other partner shall be notified;

3.	Where a partner is to transfer his share of capital contribution in accordance with the law, the other partners shall have the preemptive right of purchase under the same conditions.

Article 5 Other rights and obligations

1.	Party B and the other partners shall not transfer or dispose the shares in the partnership on his or their own;

2.	The partners shall file to the enterprise registration authority for registration for change within 30 days after the Agreement in signed;

3.	A partner’s withdrawal of his contributed capital from the partnership shall be prohibited.

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Article 6 Liability for breach of the Agreement

Party C shall, on his own will, give all of its shares as the security for the practical performance of the Agreement to the other partners. Party C promises that if any loss is caused to the other partners due to his breach of the Agreement, he shall be liable for breach of the Agreement and for damages with the properties aforesaid.

Article 7 Miscellaneous

1.	Any matter not covered in the Agreement shall be discussed and stipulated in a separate agreement by the partners.

2.	The Agreement shall come into effect after it is signed and sealed by the representatives of the partners.

3.	The Agreement (four pages) is made in four originals, three for partners, and one for Guangxi Keyuan for the purpose of file and record keeping.

Party A: Sinotech Group Limited (Seal)

Representative:              (Authorized signature)

Date: Sep. 16, 2015

Party B: Ningbo Hengyun Energy Technology Co., Ltd (Seal)

Representative:              (signature)

Date: Sep. 16, 2015

Party C: Ningbo Keyuan Plastic Co., Ltd (Seal)

Representative:              (signature)

Date: Sep. 16, 2015

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